As filed with the Securities and Exchange Commission on April 19, 2024

Registration Statement No. 033-11685

Registration Statement No. 033-54429

Registration Statement No. 333-22371

Registration Statement No. 333-53199

Registration Statement No. 333-60330

Registration Statement No. 333-67894

Registration Statement No. 333-103192

Registration Statement No. 333-174110

Registration Statement No. 333-188311

Registration Statement No. 333-203863

Registration Statement No. 333-203864

Registration Statement No. 333-217796

Registration Statement No. 333-231174

Registration Statement No. 333-255657

Registration Statement No. 333-271607

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement (No. 033-11685)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 033-54429)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-22371)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-53199)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-60330)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-67894)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-103192)

POST-EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement (No. 333-174110)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-188311)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-203863)

POST-EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement (No. 333-203864)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-217796)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-231174)

POST-EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement (No. 333-255657)

POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement (No. 333-271607)

UNDER
THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0622967 (I.R.S. Employer Identification No.)
4350 South Monaco Street, Suite 500 Denver, Colorado (Address of Principal Executive Offices)	80237 (Zip Code)

M.D.C. Holdings, Inc. Employee Equity Incentive Plan

M.D.C. Holdings, Inc. Director Equity Incentive Plan

M.D.C. Holdings, Inc. 2001 Equity Incentive Plan

M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors

M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors (f/k/a 2011 Stock Option Plan for Non-Employee Directors)

M.D.C. Holdings, Inc. 2021 Equity Incentive Plan
(Full title of the plan)

Joseph H. Fretz, Esq.

Vice President, Secretary and Corporate Counsel

M.D.C. Holdings, Inc.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Name and address of agent for service)

(303) 773-1100

(Telephone number, including area code, of agent for service)

With copies to:

Luke Jennings, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
212-373-3000 (Telephone)

212-757-3990 (Facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE REGARDING DEREGISTRATION OF SECURITIES

M.D.C. Holdings, Inc., a Delaware corporation (“MDC”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by MDC with the Securities and Exchange Commission (the “Commission”), to deregister any and all shares of MDC’s common stock, par value $0.01 per share (the “Common Stock”), registered but unsold under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits or dividends, taken in the interim):

•	Registration Statement on Form S-8 (Registration Statement No. 033-11685), which was filed with the Commission on February 9, 1987, pertaining to the registration of 2,084,279 shares of Common Stock under the 1983 Incentive Stock Option Plan, 1983 Non-Qualified Stock Option Plan and Certain Non-Statutory Stock Options;
•	Registration Statement on Form S-8 (Registration Statement No. 033-54429), which was filed with the Commission on July 1, 1997, pertaining to the registration of 3,154,000 shares of Common Stock under the Employee Equity Incentive Plan and Director Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-22371), which was filed with the Commission on February 26, 1997, pertaining to the registration of 2,944,289 shares of Common Stock under the Employee Equity Incentive Plan and Director Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-53199), which was filed with the Commission on May 20, 1998, pertaining to the registration of 3,315,764 shares of Common Stock under the Employee Equity Incentive Plan and Director Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-60330), which was filed with the Commission on May 7, 2001, pertaining to the registration of 1,900,000 shares of Common Stock under the Employee Equity Incentive Plan and Director Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-67894), which was filed with the Commission on August 17, 2001, pertaining to the registration of 2,500,000 shares of Common Stock under the 2001 Equity Incentive Plan and Stock Option Plan for Non-Employee Directors;
•	Registration Statement on Form S-8 (Registration Statement No. 333-103192), which was filed with the Commission on February 13, 2003, pertaining to the registration of 910,250 shares of Common Stock under the 2001 Equity Incentive Plan and Stock Option Plan for Non-Employee Directors;
•	Registration Statement on Form S-8 (Registration Statement No. 333-174110), which was filed with the Commission on May 11, 2011, pertaining to the registration of 2,600,000 shares of Common Stock under the 2011 Equity Incentive Plan and 2011 Stock Option Plan for Non-Employee Directors;
•	Registration Statement on Form S-8 (Registration Statement No. 333-188311), which was filed with the Commission on May 3, 2013, pertaining to the registration of 1,000,000 shares of Common Stock under the 2011 Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-203863), which was filed with the Commission on May 5, 2015, pertaining to the registration of 1,675,000 shares of Common Stock under the 2011 Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-203864), which was filed with the Commission on May 5, 2015, pertaining to the registration of 325,000 shares of Common Stock under the 2011 Stock Option Plan for Non-Employee Directors;
•	Registration Statement on Form S-8 (Registration Statement No. 333-217796), which was filed with the Commission on May 9, 2017, pertaining to the registration of 2,000,000 shares of Common Stock under the 2011 Equity Incentive Plan;
•	Registration Statement on Form S-8 (Registration Statement No. 333-231174), which was filed with the Commission on May 2, 2019, pertaining to the registration of 2,000,000 shares of Common Stock under the 2011 Equity Incentive Plan;
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•	Registration Statement on Form S-8 (Registration Statement No. 333-255657), which was filed with the Commission on April 30, 2021, pertaining to the registration of 3,000,000 shares of Common Stock under the 2021 Equity Incentive Plan; and
•	Registration Statement on Form S-8 (Registration Statement No. 333-271607), which was filed with the Commission on May 3, 2023, pertaining to the registration of 3,000,000 shares of Common Stock under the 2021 Equity Incentive Plan.

On April 19, 2024, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 17, 2024, by and among MDC, SH Residential Holdings, LLC, a Delaware limited liability company (“Parent”), Clear Line, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”) and solely, for the purposes of Section 6.2, Section 6.17 and Section 9.15 of the Merger Agreement, Sekisui House, Ltd., a Japanese kabushiki kaisha, Merger Sub merged with and into MDC (the “Merger”), with MDC surviving the Merger as an indirect wholly owned subsidiary of Parent.

As a result of the transactions contemplated by the Merger Agreement, MDC has terminated any and all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by MDC in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, MDC hereby amends the Registration Statements and removes from registration any and all of the securities registered under the Registration Statements that remain unsold as of the date hereof, and hereby terminates the effectiveness of each of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on April 19, 2024.

M.D.C. HOLDINGS, INC.

By:	/s/ Joseph H. Fretz
Name:	Joseph H. Fretz
Title:	Vice President, Secretary and Corporate Counsel

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.

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